UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 8, 2006 (September 8, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 8, 2006, Glimcher Realty Trust (the “Registrant”) and Glimcher Properties Limited Partnership (“GPLP”) entered into a First Amendment to the Severance Benefits Agreement with Mark E. Yale, the Registrant’s Executive Vice President, Chief Financial Officer, and Treasurer, dated as of September 8, 2006 (the “Amendment”). The Registrant’s Board of Trustees (“Board”) as well as the Executive Compensation Committee of the Board approved the Amendment. The Registrant, GPLP, and Mr. Yale executed the original Severance Benefits Agreement on August 30, 2004 (the “Agreement”), and the Registrant filed the Agreement with the Securities and Exchange Commission on August 31, 2004.

Under the Amendment, the severance payment to be paid to Mr. Yale under the terms and conditions of the Agreement has been changed from an amount equal to two (2) times Mr. Yale’s annual compensation during the calendar year preceding the calendar year in which a change in control of the Registrant occurs to an amount equal to three (3) times Mr. Yale’s annual compensation during the calendar year preceding the calendar year in which a change in control of the Registrant occurs. The Amendment also removes references to equity compensation plans that have expired and in which Mr. Yale does not participate. A copy of the Amendment is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01   Exhibits.

(d)	Exhibits

10.119	First Amendment to the Severance Benefits Agreement, dated September 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: September 8, 2006	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary